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                                                                    Exhibit 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                                 YEAR-ENDED DECEMBER 31,
                                       ----------------------------------------------------------------------     NINE MONTHS ENDED
                                         1998           1999            2000          2001            2002        SEPTEMBER 30, 2003
                                       ---------      ---------       --------      ---------       ---------     ------------------

FIXED CHARGES

Interest expensed and capitalized      E   7,838      E  12,108       E 15,198      E  16,170       E  16,887         E  19,382
                                       =========      =========       ========      =========       =========         =========


EARNINGS
Income (loss) before minority
   interest and taxes                  E   8,382      E (34,747)      E 32,130      E  (2,740)      E (17,551)        E (17,446)
Add back:  equity loss in investee             -              -              -              -               -               912
                                       ---------      ---------       --------      ---------       ---------         ---------
Pre-tax income from continuing
   operations before minority
   interests and income (loss)
   from equity investees and
   capitalized interest                    8,382        (34,747)        32,130         (2,740)        (17,551)          (16,534)
Fixed charges                              7,838         12,108         15,198         16,170          16,887            19,382
Subtract interest capitalized             (4,795)        (9,297)             -              -          (3,134)          (12,495)
                                       ---------      ---------       --------      ---------       ---------         ---------

Total earnings                         E  11,425      E (31,936)      E 47,328      E  13,430       E  (3,798)        E  (9,647)
                                       =========      =========       ========      =========       =========         =========

RATIO OF EARNINGS TO FIXED CHARGES          1.46          (2.64)          3.11           0.83           (0.22)            (0.50)
                                       =========      =========       ========      =========       =========         =========

Deficiency                             E       -      E  44,044       E      -      E   2,740       E  20,685         E  29,029
                                       =========      =========       ========      =========       =========         =========
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